                                                                     EXHIBIT 4.4

                                     THIRD

                             AMENDED AND RESTATED

                          INVESTORS' RIGHTS AGREEMENT

                           CLEARCOMMERCE CORPORATION

                               DECEMBER 31, 1999

                               TABLE OF CONTENTS

                                                                                                     Page
                                                                                                     ----
1.      Termination of Second Amended and Restated Agreement....................................        2

2.      Registration Rights.....................................................................        2
        2.1      Definitions....................................................................        2
        2.2      Request for Registration.......................................................        3
        2.3      Company Registration...........................................................        4
        2.4      Obligations of the Company.....................................................        5
        2.5      Furnish Information............................................................        6
        2.6      Expenses of Demand Registration................................................        6
        2.7      Expenses of Company Registration...............................................        6
        2.8      Underwriting Requirements......................................................        7
        2.9      Delay of Registration..........................................................        7
        2.10     Indemnification................................................................        7
        2.11     Reports Under Securities Exchange Act of 1934..................................        9
        2.12     Form S-3 Registration..........................................................       10
        2.13     Assignment of Registration Rights..............................................       11
        2.14     "Market Stand-Off" Agreement Rights............................................       12
        2.15     Limitations on Subsequent Registration Rights..................................       12
        2.16     Termination of Registration Rights.............................................       13

3.      Covenants of the Company................................................................       13
        3.1      Delivery of Financial Statements...............................................       13
        3.2      Inspection.....................................................................       14
        3.3      Termination of Information and Inspection Covenants; Post-IPO Information
                 Rights.........................................................................       14
        3.4      Right of First Offer...........................................................       14
        3.5      Assignments of Rights of First Refusal.........................................       16
        3.6      Board of Directors.............................................................       16
        3.7      Confidentiality and Non-Disclosure.............................................       19
        3.8      Notice Rights in Corporate Events..............................................       21

 4.     Miscellaneous...........................................................................       23
        4.1      Successors and Assigns.........................................................       23
        4.2      Governing Law..................................................................       23
        4.3      Counterparts...................................................................       24
        4.4      Titles and Subtitles...........................................................       24
        4.5      Notices........................................................................       24
        4.6      Expenses.......................................................................       24
        4.7      Amendments and Waivers.........................................................       24
        4.8      Severability...................................................................       24
        4.9      Aggregation of Stock...........................................................       25
        4.10     Entire Agreement...............................................................       25

SCHEDULE A        Schedule of Series C Purchasers
SCHEDULE B        Schedule of Founders
SCHEDULE C        Schedule of Consenting Holders

            THIRD AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

     THIS THIRD AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT is made as of December 31, 1999, by and among ClearCommerce Corporation, a Delaware corporation (the "Company"), the Consenting Holders (as defined below) and the investors listed on Schedule A hereto, each of which is herein referred to as a "Series C Purchaser" and the founders listed on Schedule B hereto, each of whom is herein referred to as a "Founder."

                                   RECITALS

     A. The Company and the persons listed on the signatures pages thereto are entering into that certain Series C Preferred Stock Purchase Agreement as of the date hereof (the "Series C Purchase Agreement"), pursuant to which the Company proposes to sell up to an aggregate of 4,600,000 shares of its Series C Preferred Stock (the "Series C Shares") to the Series C Purchasers.

     B. The Company and the persons listed on the attached Schedule C hereto who are the holders of the Company's Series A Preferred Stock (the "Series A Holders") or holders of the Company's Series B Preferred Stock (the "Series B Holders" and collectively with the Series A Holders, the "Consenting Holders"), are each parties to that certain Second Amended and Restated Investors' Agreement dated as of April 23, 1999 (the "Second Amended and Restated Agreement").

     C. The Company and the Consenting Holders desire that the Company sell the Series C Shares to the Series C Purchasers pursuant to the Series C Purchase Agreement, that the Company grant the Series C Purchasers the rights contemplated herein and that the Second Amended and Restated Agreement be amended and restated in its entirety as set forth herein.

     D. Pursuant to Section 4.7 thereof, the Second Amended and Restated Agreement may be amended upon the written consent of (i) the Company and (ii) Consenting Holders holding at least two-thirds of the Registrable Securities (as defined therein).

     E. The Company and the undersigned Consenting Holders, holding not less than the minimum number of shares required to amend the Second Amended and Restated Agreement, hereby consent in writing to the amendment and restatement in their entirety of the Second Amended and Restated Agreement and the adoption of this Agreement as the sole agreement concerning the rights set forth in the Second Amended and Restated Agreement.

          NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the parties hereby agree as follows:

     1.   Termination of Second Amended and Restated Agreement.
          ----------------------------------------------------

     The Second Amended and Restated Agreement (as defined above) is hereby terminated and is of no further force and effect and is amended and restated in its entirety and superseded by this Third Amended and Restated Agreement.

     2.   Registration Rights.
          -------------------

     The Company covenants and agrees as follows:

          2.1  Definitions.
               -----------

          For purposes of this Section 2:

          (a)  The term "Act" shall mean the Securities Act of 1933, as amended.

          (b) The term "Form S-3" shall mean such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

          (c) The term "Holder" shall mean any holder of outstanding Registrable Securities which have not been sold to the public, but only if such holder is a Series A Holder, a Series B Holder, a Series C Purchaser or an assignee or transferee holding Registrable Securities to whom the rights under this Agreement have been transferred in accordance with Section 2.13 hereof. "Holder" will also include HP (as defined below) in the event that HP or any other Holder exercises its rights under Sections 2.3 or 2.12.

          (d) The term "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

          (e) The term "Preferred Stock" shall mean the Series A, Series B and Series C Preferred Stock of the Company.

          (f) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

          (g) The term "Registrable Securities" shall mean (i) the Common Stock issuable or issued upon conversion of the Preferred Stock, (ii) the shares of Common Stock issued to the Founders upon conversion of the Preferred Stock, and
(iii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of the shares referenced in (i) and (ii) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 2 are not assigned. For the purposes of Sections 2.3 and 2.12, the term "Registrable Securities" shall also include the shares of Common Stock issuable to the Hewlett-Packard Company ("HP") upon the exercise or conversion of its warrant dated February __, 2000 to purchase 551,370 shares of Common Stock.

          (h) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.

          (i)  The term "SEC" shall mean the Securities and Exchange Commission.

          2.2  Request for Registration.
               ------------------------

          (a) If the Company shall receive at any time after the earlier of (i) December 30, 2004, or (ii) 180 days after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction), a written request from the Holders of fifty percent (50%) of the Registrable Securities then outstanding that the Company file a registration statement under the Act, covering at least a majority of the Registrable Securities, then the Company shall:

               (i) within ten (10) days of the receipt thereof, give written notice of such request to all Holders; and

               (ii) effect as soon as practicable, and in any event within one hundred twenty (120) days of the receipt of such request, the registration under the Act of all Registrable Securities that the Holders request to be registered, subject to the limitations of subsection 2.2(b).

          (b) If the Holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 2.2(a) and the Company shall include such information in the written notice referred to in subsection 2.2(a). The underwriter will be selected by a majority in interest of the Initiating Holders and shall be reasonably acceptable to the Company. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 2.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this
Section 2.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

          (c) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.2, a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than one hundred eighty
(180) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.

          (d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 2.2:

               (i) After the Company has effected two (2) registrations pursuant to this Section 2.2 and such registrations have been declared or ordered effective;

               (ii) Within six (6) months of the effective date of a registration statement filed pursuant to this Section 2.2; or

               (iii) During the period starting with the date sixty (60) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration filed pursuant to Section 2.3 or Section 2.12 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective.

          2.3  Company Registration.
               --------------------

          If (but without any obligation to do so) the Company from time to time proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 4.5, the Company shall, subject to the provisions of
Section 2.8, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered. The

Company may, in its sole discretion, abandon or delay any registration initiated by the Company pursuant to this Section 2.3.

          2.4  Obligations of the Company.
               --------------------------

          Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

          (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all practical efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty
(120) days or until the distribution contemplated in the Registration Statement has been completed.

          (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

          (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          (d) Use all practical efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          (g) Use all practical efforts to cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

          (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

          2.5  Furnish Information.
               -------------------

          (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

          (b) The Company shall have no obligation with respect to any registration requested pursuant to Section 2.12 if, due to the operation of subsection 2.5(a), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in subsection 2.12(b)(2).

          2.6  Expenses of Demand Registration.
               -------------------------------

          All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to
Section 2.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees and fees and disbursements of counsel for the Company shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to
Section 2.2; provided further, however, that if at the time of such withdrawal the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 2.2. All other expenses of any registration proceeding pursuant to Section 2.2 shall be borne pro-rata by the selling Holders.

          2.7  Expenses of Company Registration.
               --------------------------------

          The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 2.3 for each Holder (which right may be assigned as provided in Section 2.13), including (without limitation) all registration, filing, and qualification fees, and printers and accounting fees relating or apportionable thereto, but excluding underwriting discounts and commissions relating to Registrable Securities.

          2.8  Underwriting Requirements.
               -------------------------

          In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 2.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders) but in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced below fifty percent (50%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company's securities, in which case the selling Holders may be excluded if the underwriters make the determination described above and no other stockholder's securities are included or (ii) notwithstanding (i) above, any shares being sold by a stockholder exercising a demand registration right similar to that granted in Section 2.2 be excluded from such offering. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder that is a holder of Registrable Securities and that is a partnership or corporation, the partners, affiliated partnerships, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder," and any pro-rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder," as defined in this sentence.

          2.9  Delay of Registration.
               ---------------------

          No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

          2.10 Indemnification.
               ---------------

          (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder, and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 2.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

          (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 2.10(b) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 2.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld); provided that in no event shall any indemnity under this subsection 2.10(b) exceed the net proceeds from the offering received by such Holder.

          (c) Promptly after receipt by an indemnified party under this Section
2.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.10.

          (d) If the indemnification provided for in this Section 2.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided that, in no event will the liability of any Holder under this Section 2.10(d) exceed the net proceeds from the offering received by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

          (f)  The obligations of the Company and Holders under this Section
2.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 2, and otherwise.

          2.11 Reports Under Securities Exchange Act of 1934.
               ---------------------------------------------

          With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

          (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

          (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

          (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

          (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

          2.12 Form S-3 Registration.
               ---------------------

          In case the Company shall receive a written request from the Holders of twenty-five percent (25%) of the Registrable Securities then outstanding that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

          (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

          (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this section 2.12: (1) if Form S-3 is not available for such offering by the Holders; (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $500,000; (3) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 2.12; provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period; (4) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 2.12; or (5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

          (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses incurred in connection with a registration requested pursuant to Section 2.12, including (without limitation) all registration, filing, qualification, printer's and accounting fees and the reasonable fees and disbursements of counsel for the selling Holder or Holders and counsel for the Company, but excluding any underwriters' discounts or commissions associated with Registrable Securities, shall be borne by the Company. Registrations effected pursuant to this Section 2.12 shall not be counted as demands for registration or registrations effected pursuant to Sections 2.2 or 2.3, respectively.

          2.13 Assignment of Registration Rights.
               ---------------------------------

          The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities who, after such assignment or transfer, holds at least 100,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of
Section 2.14 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners, affiliated partnerships or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 2. The share limitations of this Section 2.13 shall not apply to any transferee or assignee of a Holder who is (a) a partner or retired partner of any holder that is a partnership, (b) a member of the immediate family or a trust for the benefit of any holder that is an individual, (c) an entity controlling, controlled by or under common control with any holder that is not an individual or (d) a constituent member of any holder that is a limited liability company; provided, however, that such transferee or assignee agrees to be bound by the provisions of this Agreement.

          2.14 "Market Stand-Off" Agreement Rights.
               -----------------------------------

          Each Investor hereby agrees that, during the period of duration specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that:

          (a) such agreement shall be applicable only to the first such registration statement of the Company that covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering;

          (b) such market stand-off time period shall not exceed one hundred eighty (180) days; and

          (c) all directors, officers, Holders of Registrable Securities and all other 5% holders of equity securities of the Company enter into lock-up agreements on the same terms.

          In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

          2.15 Limitations on Subsequent Registration Rights.
               ---------------------------------------------

          From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of two-thirds of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 2.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of its securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 2.2(a) or within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 2.2.

          2.16 Termination of Registration Rights.
               -----------------------------------

          No Holder shall be entitled to exercise any right provided for in this
Section 2 after five (5) years following the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the initial firm commitment underwritten offering of its securities to the general public or, as to any Holder whose aggregate holdings of the Company's capital stock are less than 1% of the then outstanding capital stock, such earlier time at which Registrable Securities held by such Holder can be sold without registration in compliance with Rule 144(k) of the Act.

     3.   Covenants of the Company.
          ------------------------

          3.1  Delivery of Financial Statements.
               --------------------------------

          The Company shall deliver to each Investor who holds at least 100,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations):

          (a) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholder's equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP"), and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

          (b) as soon as practicable, but in any event within thirty (30) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited income statement and statement of cash flows for such fiscal quarter and an unaudited balance sheet and a statement of stockholder's equity as of the end of such fiscal quarter;

          (c) as soon as practicable, but in any event within thirty (30) days of the end of each month, an unaudited income statement and statement of cash flows and balance sheet for and as of the end of such month, in reasonable detail;

          (d) as soon as practicable, but in any event at least thirty (30) days prior to the end of each fiscal year, a budget for the next fiscal year, prepared on a monthly basis, including balance sheets and statements of cash flows, for such months, and, as soon as prepared, any other budgets or revised budgets prepared by the Company; and

          (e) with respect to the financial statements called for in subsections (b) and (c) of this Section 3.1, an instrument executed by the Chief Financial Officer or President of the Company certifying that such financials were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment.

          3.2  Inspection.
               ----------

          So long as an Investor holds at least 100,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), the Company shall permit such Investor, at such Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor and shall provide to such investor a monthly summary of the Company's activities within thirty (30) days of the end of the month; provided, however, that the Company shall not be obligated pursuant to this Section 3.2 to provide access to any information that it reasonably considers to be a trade secret or similar confidential information and shall not be obligated to provide such information to any investor whose principal business is not the management of investment funds.

          3.3  Termination of Information and Inspection Covenants; Post-IPO
               -------------------------------------------------------------
               Information Rights.
               ------------------

          The covenants set forth in Section 3.1 and Section 3.2 shall terminate as to Investors and be of no further force or effect when the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities to the general public is consummated or when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act, whichever event shall first occur. Notwithstanding the foregoing, following the first to occur of the events specified in the preceding sentence, for so long as Intel Corporation ("Intel") is a stockholder of the Company, the Company shall deliver to Intel copies of the Company's 10-K's, 10-Q's, 8-K's and Annual Reports to Stockholders promptly after such documents are filed with the Securities and Exchange Commission.

          3.4  Right of First Offer.
               --------------------

          Subject to the terms and conditions specified in this paragraph 3.4, the Company hereby grants to each Major Investor (as hereinafter defined) a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this Section 3.4, a Major Investor shall mean any Investor and any Founder that holds 100,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations). A Major Investor includes any partners and affiliates of a Major Investor and a Major Investor shall be entitled to apportion the right of first offer hereby granted to it among itself and its partners and affiliates in such proportions as it deems appropriate.

          Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for, any shares of any class of its capital stock ("Shares"), the Company shall first make an offering of such Shares to each Major Investor in accordance with the following provisions:

          (a) The Company shall deliver a notice by certified mail ("Notice") to the Major Investors stating (i) its bona fide intention to offer such Shares,
(ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

          (b)  By written notification received by the Company, within twenty
(20) calendar days after delivery of the Notice, the Major Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares that equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Preferred Stock then held, by such Major Investor bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion, exercise and exchange of all convertible, exercisable or exchangeable securities). The Company shall promptly, in writing, inform each Major Investor which purchases all the shares available to it (each, a "Fully Exercising Investor") of any other Major Investor's failure to do likewise. During the ten-day period commencing after delivery of notification of such information to the Fully Exercising Investors, each Fully Exercising Investor shall be entitled to obtain that portion of the Shares for which Major Investors were entitled to subscribe but which were not subscribed for by the Major Investors which is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of Preferred Stock then held, by such Fully Exercising Investor bears to the total number of shares of Common Stock issued and held, or issuable upon conversion of the Preferred Stock then held, by all Fully Exercising Investors who wish to purchase some of the unsubscribed shares.

          (c) If all Shares that Major Investors are entitled to obtain pursuant to subsection 3.4(b) are not elected to be obtained as provided in subsection 3.4(b) hereof, the Company may, during the sixty (60) day period following the expiration of the ten-day or twenty-day period provided in subsection 3.4(b) hereof, as the case may be, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if the transaction contemplated by such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.

          (d) The right of first offer in this paragraph 3.4 shall not be applicable (i) to the issuance or sale of shares of Common Stock (or options therefor) pursuant to an option or incentive plan or arrangement unanimously approved by the Board of Directors to employees or directors of or consultants to the Company for the primary purpose of soliciting or retaining their services; provided that any shares so issued or sold shall, to the extent vested, be subject to rights of first refusal in favor of the Company and its assignees so long as no shares of the Company are sold in an offering registered under the Act, (ii) to or after consummation of a bona fide, firmly underwritten public offering of shares of Common Stock, registered under the Act pursuant to a registration statement on Form S-1 or SB-2, at an offering price of at least $17.67 per share (appropriately adjusted for any stock split, dividend, combination or other recapitalization) and $10,000,000 in gross proceeds, (iii) the issuance of securities pursuant to the conversion, exercise or exchange of convertible, exercisable or exchangeable securities or (iv) the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise.

          3.5  Assignments of Rights of First Refusal.
               --------------------------------------

          So long as a majority of the shares of Preferred Stock are outstanding, the Company agrees that, as a condition to issuing any shares of Common Stock to any employee or director of the Company under the Company's 1997 Stock Option Plan, or any successor or subsequent stock option or stock purchase plan adopted by the Company (each a "Plan"), such employee or director shall be required to enter into an agreement with the Company which shall provide the Company, or any assignee or assignees of the Company, with a right of first refusal to purchase any shares which such employee or director has acquired a vested interest in and which such employee or director proposes to sell to a person other than the Company. The Company further covenants and agrees that, in the event (i) an employee or director who has vested in shares purchased under a Plan proposes to sell such shares to a person other than the Company,
(ii) the Company has not sold shares of the Company's capital stock in an offering registered under the Act and (iii) the Company has determined not to elect to exercise its right of first refusal to purchase all of the vested shares that are proposed to be sold by such employee or director (such balance of the shares not elected to be purchased by the Company being the "Available Shares"), then the Company agrees that it shall assign its right of first refusal to purchase the Available Shares to the Major Investors by notice to the Major Investors made at least three (3) business days prior to the expiration of the Company's right of first refusal, and each Major Investor shall thereafter have the right to elect to exercise such right of first refusal to purchase its proportionate share of the Available Shares based on the number of shares of Registrable Securities then held by such Major Investor bears to the aggregate number of shares of Registrable Securities then held by all Major Investors.
The exercise of such right of first refusal by the Major Investors shall be made subject to and in compliance with the terms applicable to the right of first refusal in favor of the Company as set forth in the applicable agreements used under the Plan.

          3.6  Board of Directors.
               ------------------

          (a) With respect to those two (2) members of the Company's Board of Directors that the Third Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") provides are to be elected by the holders of Series A Preferred Stock, the parties hereby agree to vote all of their shares of Series A Preferred Stock now owned or hereafter acquired in favor of the election of (i) one designee from Internet Capital Group, LLC and (ii) one designee of Austin Ventures V, L.P.;

          (b) With respect to those two (2) members of the Company's Board of Directors that the Certificate of Incorporation provides are to be elected by the holders of Series B Preferred Stock, the parties hereby agree to vote their shares of Series B Preferred Stock now owned or hereafter acquired in favor of the election of (i) one designee of Voyager Capital

Fund I, L.P. and Voyager Founders Fund, L.P. and (ii) one designee of New Enterprise Associates VIII, Limited Partnership;

          (c) With respect to those two (2) members of the Company's Board of Directors that the Certificate of Incorporation provides are to be elected by the holders of Common Stock, the parties hereby agree to vote all of their shares of Common Stock now owned or hereafter acquired in favor of the election of (1) the Chief Executive Officer of the Company (or, if there is no Chief Executive Officer of the Company, the President), which shall initially be Robert J. Lynch, and (2) a person designated by the holders of at least a majority of the Common Stock who shall initially be R.C. Estes.

          (d) With respect to the seventh (7/th/) member of the Company's Board of Directors that the Certificate of Incorporation provides is to be elected by the holders of Common Stock and Preferred Stock (voting together as a single class and on an as-converted basis) (the "At Large Director"), the parties hereby agree to vote all of their shares of Common Stock and Preferred Stock now owned or hereafter acquired in favor of the election of Jimmy Treybig or such other person as shall be acceptable to at least four (4) of the other members of the Board of Directors.

          (e) Any director may be removed during his or her term of office with cause by the class or series of shares who are entitled to elect such director or in accordance with the applicable laws. Any director who represents the holders of Series C Preferred Stock, Series B Preferred Stock, Series A Preferred Stock, or of Common Stock may be removed without cause by a majority vote of the Series C Preferred Stock, Series B Preferred Stock, Series A Preferred Stock or of the Common Stock, respectively. In addition, in the event that any employee director's employment is terminated for cause (as defined below) or such employee director ceases employment voluntarily, the parties hereto shall support a motion to remove such former employee director from his or her position as a director of the Company and shall vote their shares in favor of such removal. The parties shall not thereafter vote to elect such removed director to thereafter be a director of the Company. "Cause" shall be defined as the commission of a felony or act of moral turpitude, material violation of proprietary information and inventions agreement (or similar agreement), gross negligence or willful disregard of such director's obligations as a member of the Company's Board of Directors on a repeated basis.

          (f) New Enterprise Associates VIII, Limited Partnership shall also be entitled to have one observer attend the meetings of the Company's Board of Directors in addition to the director designated pursuant to Section 3.6(b).

          (g)  Notice of Elections.
               -------------------

               (i) For all elections other than the election of the At Large Director, the Company shall give written notice to each of (w) the holders of the Series C Preferred Stock, (x) the holders of the Series B Preferred Stock then outstanding, (y) the holders of the Series A Preferred Stock then outstanding and (z) the holders of the Common Stock then outstanding, informing them of any election of the Board of Directors at least twenty (20) days prior to such election. Within five (5) days of such notice, such parties shall furnish written notice to each other and to the Company of the name of the persons designated by it to serve as a director. In the absence of such notice, the respective directors then serving and previously designated by the holders of Series B Preferred Stock in accordance with subsection (b) hereof, the holders of Series A Preferred Stock in accordance with subsection (a) hereof and the holders of Common Stock in accordance with subsection (c) hereof, respectively, shall be re-elected.

               (ii) Notwithstanding the foregoing, however, with respect to an election of At Large Director pursuant to subsection (d) above, the Company shall give written notice to each of (w) the holders of the Series C Preferred Stock, (x) the holders of the Series B Preferred Stock then outstanding, (y) the holders of Series A Preferred Stock then outstanding and (z) the holders of the Common Stock then outstanding, informing them of the election of the At Large Director at least ten (10) days prior to such election. Within five (5) days of such notice, the Board of Directors of the Company shall furnish written notice to the holders of the Series C Preferred Stock, the Series B Preferred Stock, the Series A Preferred Stock, the Common Stock, the Founders and the Company of the name of the person designated by at least four (4) members of the Board of Directors to serve as the At Large Director.

          (h)  Subsequent Stockholders.  It shall be a condition to transfer of
               -----------------------
any or all of the Registrable Securities held by a party hereto that the transferee of such securities agrees in writing to be bound by this Section 3.6.

          (i)  Legend on Stock Certificates.  The certificates representing the
               ----------------------------
shares shall have the following legend marked thereon:

     THE VOTING OF THE SHARES REPRESENTED HEREBY IS SUBJECT TO THE TERMS OF AN INVESTORS RIGHTS AGREEMENT AS IT MAY BE AMENDED FROM TIME TO TIME THAT CONTAINS REQUIREMENTS AS TO VOTING OF THESE SHARES. A COPY OF SUCH AGREEMENT MAY BE EXAMINED AT THE PRINCIPAL OFFICE OF THE CORPORATION.

          (j)  Company Obligations.  The Company shall take all commercially
               -------------------
reasonable actions to assure compliance with the provisions of subsections (h) and (i). The Company, the Founders and each other Holder agree that no person shall acquire any Registrable Securities from any Founder or Investor, as the case may be, unless such person becomes a party to this Section 3.6 of this Agreement. The Company shall forthwith notify all parties to this Agreement of the name and address of any additional party.

          (k)  Specific Enforcement.  It is agreed and understood that monetary
               --------------------
damages would not adequately compensate an injured party for the breach of subsection 3.6 of this Agreement by any party, that this subsection 3.6 of this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

          (l)  Termination.  This Section 3.6 shall terminate in its entirety
               -----------
and be of no further force or effect upon the earlier to occur of (i) the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities to the general public is consummated, the public offering price of which was not less than $17.67 per share (adjusted to reflect subsequent stock dividends, stock splits or recapitalizations), and $10,000,000 in gross proceeds, or (ii) the date upon which the Company first becomes subject to the periodic reporting requirements of Sections 13(a), 12(g) or 15(d) of the 1934 Act.

          3.7  Board Observer.
               --------------

          So long as Intel, together with Middlefield Ventures and Intel's affiliates, holds at least 200,000 shares of Series C Preferred Stock of the Company (such number to be proportionately adjusted for stock splits, stock dividends and similar events) or shares issuable upon the conversion of the Series C Preferred Stock, the Company will permit a representative of Intel (the "Observer") who is reasonably acceptable to the Company, to attend all meetings of the Company's Board of Directors (the "Board") and all committees thereof (whether in person, telephonic or other) in a non-voting, observer capacity and shall provide to Intel, concurrently with the members of the Board, and in the same manner, notice of such meeting and a copy of all materials provided to such members; provided, however, that the Company reserves the right to withhold any information and to exclude the Observer from any meeting or portion thereof if the Board reasonably believes upon the advice of counsel that access to such information or attendance at such meeting would: (a) involve a conflict of interest regarding any material issue for the Company, (b) be necessary in order to meet or protect any fiduciary obligations of the Board, or (c) adversely affect attorney-client privilege between the Company and its counsel. In clarification of the foregoing, a conflict of interest for the Company shall not exist with respect to any Board materials, any meeting or portion thereof where there is discussion or consideration of any bona fide offer relating to a proposed Corporate Event (as defined below) unless and until such time as Intel has made a competing offer with respect to such Corporate Event. Exchanges of confidential and proprietary information between the Company and the Observer shall be governed by nondisclosure agreements entered into between the Company and Intel. Specifically, exchanges of confidential and proprietary information between the Company and the Intel Observer shall be governed by the terms of the Corporate Non-Disclosure Agreement No. 128210 dated January 25, 1999, executed by the Company and Intel, and any Confidential Information Transmittal Records provided in connection therewith.

          The Company acknowledges that Intel, including without limitation, the Observer appointed by Intel will likely have, from time to time, information that may be of interest to the Company ("Intel Information") regarding a wide variety of matters including, by way of example only, (a) Intel's technologies, plans and services, and plans and strategies relating thereto, (b) current and future investments Intel has made, may make, may consider or may become aware of with respect to other companies and other technologies, products and services, including, without limitation, technologies, products and services that may be competitive with the Company's, and (c) developments with respect to the technologies, products and services, and plans and strategies relating thereto, of other companies, including, without limitation, companies that may be competitive with the Company. The Company recognizes that a portion of such Intel Information may be of interest to the Company. Such Intel Information may or may not be known by the Observer. The Company, as a material part of the consideration for this Agreement, agrees that Intel and its Observer shall have no duty to disclose any Intel Information to the Company or permit the Company to participate in any projects or investments based on any Intel Information, or to otherwise take advantage of any opportunity that may be of interest to the Company if it were aware of such Intel Information, and hereby waives, to the extent permitted by law, any claim based on the corporate opportunity doctrine or otherwise that could limit Intel's ability to pursue opportunities based on such Intel Information or that would require Intel or Observer to disclose any such Intel Information to the Company or offer any opportunity relating thereto to the Company.

          This Section 3.7 shall terminate in its entirety and be of no further force or effect upon the earlier to occur of (i) the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities to the general public is consummated, the public offering price of which was not less than $17.67 per share (adjusted to reflect subsequent stock dividends, stock splits or recapitalizations), and $10,000,000 in gross proceeds, or (ii) the date upon which the Company first becomes subject to the periodic reporting requirements of Sections 13(a), 12(g) or 15(d) of the 1934 Act.

          3.8  Confidentiality and Non-Disclosure.
               ----------------------------------

          (a)  Disclosure of Terms.  The terms and conditions of this Agreement,
               -------------------
the Series C Purchase Agreement, and the Third Amended and Restated Right of First Refusal and Co-Sale Agreement (collectively, the "Financing Terms"), including their existence, shall be considered confidential information and shall not be disclosed by any party hereto (except Intel) to any third party except in accordance with the provisions set forth below.

          (b)  Press Releases, Etc.  Within sixty (60) days of the Closing, the
               --------------------
Company may issue a press release disclosing that Intel has invested in the Company; provided that (a) the release does not disclose any of the Financing Terms, (b) the press release discloses only the entire amount invested in the investment round, without disclosing the amount invested by Intel or any other Investor, and (c) the final form of the press release is approved in advance in writing by Intel. Intel's name and the fact that Intel is an investor in the Company can be included in a reusable press release boilerplate statement, so long as Intel has given the Company its initial approval of such boilerplate statement and the boilerplate statement is reproduced in exactly the form in which it was approved. No other announcements regarding Intel in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public may be made without Intel's prior written consent.

          (c)  Permitted Disclosures.  Notwithstanding the foregoing, (i) the
               ---------------------
Company may disclose any of the Financing Terms to its current or bona fide prospective investors, employees, investment bankers, lenders, accountants and attorneys, in each case only where such persons or entities are under appropriate nondisclosure obligations; (ii) the Company may disclose (other than in a press release or other public announcement described in subsection (b)) solely the fact that Intel has invested in the Company to any third parties without the requirement for the consent of any other party or nondisclosure obligations; and (iii) Intel may disclose its investment in the Company and the Financing Terms to third parties or to the public at its sole discretion and, if it does so, the Company shall have the right to disclose to third parties any such information disclosed in a press release or other public announcement by Intel.

          (d)  Legally Compelled Disclosure.  In the event that any party other
               ----------------------------
than Intel is requested or becomes legally compelled (including without limitation, pursuant to securities laws and regulations) to disclose the existence of the Series C Purchase Agreement, the Third Amended and Restated Right of First Refusal and Co-Sale Agreement, the Third Amended and Restated Investors' Rights Agreement, or any of the Financing Terms hereof in contravention of the provisions of this Section 3.8, the Company (the "Disclosing Party") shall provide the other parties (the "Non-Disclosing Parties") with prompt written notice of that fact so that the appropriate party may seek (with the cooperation and reasonable efforts of the other parties) a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the information which is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information to the extent reasonably requested by any Non-Disclosing Party.

          (e)  Other Information.  The provisions of this Section 3.8 shall be
               -----------------
in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the parties hereto with respect to the transactions contemplated hereby. Additional disclosures and exchange of confidential information between the Company and Intel Corporation (including without limitation, any exchanges of information with any Intel board observer) shall be governed by the terms of the Corporate Non-Disclosure Agreement No. 128210, dated January 25, 1999 executed by the Company and Intel, and any Confidential Information Transmittal Records (CITR) provided in connection therewith.

          (f)  All notices required under this section shall be made pursuant to
Section 4.5 of this Agreement.

          3.9  Notice Rights in Corporate Events.
               ---------------------------------

          (a)  Corporate Event.  A "Corporate Event" shall mean any of the
               ---------------
following, whether accomplished through one or a series of related transactions,
(a) the acquisition of all or substantially all the assets of the Company, (b) an acquisition of the Company by consolidation, merger, share purchase or exchange, or other reorganization or transaction in which the holders of the Company's outstanding voting stock immediately prior to such transaction (excluding any person and such person's affiliates who may have initiated or participated in the initiation of such transaction) own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the corporation or other entity surviving such transaction, and (c) any other transaction or series of related transactions that would result in a greater than twenty-five percent (25%) change in the total outstanding number of shares of Series C Preferred Stock of the Company or any other class of voting securities of the Company. Notwithstanding the foregoing, an underwritten initial public offering of the Company's securities on a firm commitment basis shall not be deemed a Corporate Event. The Company agrees that the Company will provide Intel with detailed written notice of any bona fide offer from a third party for a proposed Corporate Event within one (1) business day of the date the Company first becomes aware of such offer or proposed Corporate Event. In addition, the Company agrees that it will provide Intel, within one (1) business day of the Company's becoming aware thereof, with detailed written notice of any bona fide offer or proposal from a third party to acquire ten percent (10%) or more of the Company's outstanding voting securities. Such detailed written notices will include, to the extent reasonably ascertainable by the Company, the name of the third party(ies), the amount and nature of the consideration for the proposed Corporate Event, and other material terms and conditions of the offer for the proposed Corporate Event.

          (b)  Unsolicited Offer/Solicited Offer.  An "Unsolicited Offer" means
               ---------------------------------
(i) any bona fide offer for a proposed Corporate Event received from a third party in the absence of any act taken by any officer or director of the Company with the intent of soliciting such offer, and (ii) any proposal or offer by the Company to such third party or from such third party for a proposed Corporate Event arising from negotiations that followed the receipt of an offer described in 3.10(b)(i). Any bona fide offer for a proposed Corporate Event that is not an Unsolicited Offer shall be deemed a Solicited Offer.

          (c)  Solicitation of Offers for Corporate Event
               ------------------------------------------

               (i)   Solicitation Notice.  The Company agrees that prior to
                     -------------------
soliciting any offers (other than an offer described in Section 3.10(b)(ii) above) for a proposed Corporate Event (a "Proposed Event"), the Company will provide Intel with written notice of such intent to solicit offers (a "Solicitation Notice"), specifying the terms and conditions of the Proposed Event, including the proposed selling price for the Company or the Assets (the "Proposed Selling Price"), the proposed structure of the transaction, a list of the persons from whom the Company in good faith intends to solicit such offers, when the Proposed Event involves an acquisition of assets, a description of the assets to be sold (the "Assets"), and the other material terms and conditions of
                        ------
the Proposed Event.

               (ii)  Additional Parties Notice.  The Company agrees that prior
                     -------------------------
to soliciting any offers (other than an offer described in Section 3.10(b)(ii) above) for the consummation of the Proposed Event described in the Solicitation Notice from any parties that were not listed in the Solicitation Notice ("Additional Parties"), the Company will provide Intel with written notice of such intent to solicit such offers from such Additional Parties (the "Additional Parties Notice").

               (iii) Different Terms and Conditions.  In the event that the
                     ------------------------------
Company proposes to accept a Solicited Offer for the consummation of a Proposed Event on terms and conditions that are not substantially the same as the terms and conditions specified in the last Solicitation Notice, the Company agrees to provide Intel with a new Solicitation Notice pursuant to Section 3.10(c)(i). Without limiting the generality of the foregoing, a purchase price that is less than the purchase price in the last Solicitation Notice received by Intel shall be deemed not to be substantially the same terms and conditions as specified in the last Solicitation Notice and shall require the Company to deliver to Intel a new Solicitation Notice subject to 3.10(e) below.

          (d)  Unsolicited Offers for Corporate Event.  If the Company receives
               --------------------------------------
an Unsolicited Offer from a third party for a proposed Corporate Event (an "Offered Event"), the Company agrees that it will provide Intel with detailed written notice of the Offered Event specifying the terms and conditions of the Offered Event including the name of such third party, the proposed purchase price for the Company or the Offered Assets (as defined below) (the "Offered Purchase Price"), the proposed structure of the Offered Event, when the Offered Event involves an acquisition of assets, a description of the assets to be sold (the "Offered Assets"), and the other material terms and conditions of the Offered Event.

          (e)  Notice Rights for Preferred Corporate Event Offer.
               -------------------------------------------------
Notwithstanding the foregoing, after such time as Intel has made an offer competitive to the offer contained in a Solicitation Notice or the Offered Event Notice for a proposed Corporate Event, the Company agrees to provide Intel with written notice that it has received a bona fide offer preferred by the Company. The Company is not obligated to provide Intel details of the terms and conditions of such bona fide preferred offer.

          (f)  Term of Notice Rights for Corporate Event.  The covenants set
               -----------------------------------------
forth in Section 3.10 shall terminate as to Intel and be of no further force or effect upon the first to occur of the following: (i) Intel is no longer a stockholder of the Company, (ii) the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities to the general public is consummated or (iii) when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act.

     4.   Miscellaneous.
          -------------

          4.1  Successors and Assigns.
               ----------------------

          Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties (including permitted transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          4.2  Governing Law.
               -------------

          This Agreement shall be governed by and construed under the laws of the State of Texas (without giving effect to any choice of law or conflict of law provision or rule).

          4.3  Counterparts.
               ------------

          This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          4.4  Titles and Subtitles.
               --------------------

          The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          4.5  Notices.
               -------

          Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

          4.6  Expenses.
               ---------

          If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          4.7  Amendments and Waivers.
               ----------------------

          Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of two-thirds of the Registrable Securities then outstanding; provided, however, that in the event such amendment or waiver adversely affects the rights and/or obligations of the Founders under this Agreement in a different manner than the other Holders, such amendment or waiver shall also require the written consent of a majority of the Common Stock held by the Founders. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company. Notwithstanding the foregoing, Sections 3.1, 3.3, 3.7, 3.8, 3.9, 3.10 and 4.7 of this Agreement may be amended or waived only with the written consent of Intel.

          4.8  Severability.
               ------------

          If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          4.9  Aggregation of Stock.
               --------------------

          All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

          4.10 Entire Agreement.
               ----------------

          This Agreement (including the Exhibits hereto, if any) and the agreements referred to herein constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.



                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                   CLEARCOMMERCE CORPORATION

                                   By: _________________________________________
                                       Michael Grajeda, Chief Financial Officer


                  SIGNATURE PAGE TO CLEARCOMMERCE CORPORATION
            THIRD AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENTS

CONSENTING HOLDERS:           AUSTIN VENTURES V, L.P.

                              By: AV Partners V, L.P.,
                                  its General Partner


                              By: ________________________________________
                                  General Partner


                              AUSTIN VENTURES V AFFILIATES FUND, L.P.

                              By: AV Partners V, L.P.,
                                  its General Partner

                              By: ________________________________________
                                  General Partner


                              R.C. ESTES


                              ____________________________________________

                              JULIE FERGERSON


                              ____________________________________________


                              INTERNET CAPITAL GROUP, INC.


                              By: ________________________________________
                                  Kenneth A. Fox, Managing Director


                   SIGNATURE PAGE TO CLEARCOMMERCE CORPORATION
            THIRD AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENTS

                              NEW ENTERPRISE ASSOCIATES VIII, LIMITED
                              PARTNERSHIP

                              By:  NEA Partners VIII, Limited Partnership
                                   Its General Partner

                              By:  ___________________________________________

                              NEA PRESIDENTS FUND, L.P.

                              By:  NEA General Partners, L.P.

                              By:  ___________________________________________

                              NEA VENTURES 1999, LIMITED PARTNERSHIP

                              By:  ___________________________________________
                                   Vice President

                              JIMMY TREYBIG


                              ------------------------------------------------


                              VOYAGER CAPITAL FUND I, L.P.

                              By:  ___________________________________________

                              Title: _________________________________________

                              VOYAGER CAPITAL FOUNDERS FUND, L.P.

                              By:  ___________________________________________

                              Title: _________________________________________


                  SIGNATURE PAGE TO CLEARCOMMERCE CORPORATION
            THIRD AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              ROBERT J. LYNCH


                              ------------------------------------------


                              MICHAEL S. GRAJEDA


                              ------------------------------------------


                              SCOTT CLAVER


                              ------------------------------------------


                              JOHNNY KING


                              ------------------------------------------


                  SIGNATURE PAGE TO CLEARCOMMERCE CORPORATION
            THIRD AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              BURTZLOFF FAMILY TRUST

                              By:__________________________________

                              Name:________________________________

                              Its:_________________________________



                  SIGNATURE PAGE TO CLEARCOMMERCE CORPORATION
            THIRD AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              CAESAR BERGER


                              --------------------------------------------


                              INTEL CORPORATION

                              By:_________________________________________

                              Name:_______________________________________

                              Title:______________________________________



FOUNDERS:                     R.C. ESTES


                              --------------------------------------------


                              JULIE FERGERSON


                              --------------------------------------------


                              BILL FERGERSON


                              --------------------------------------------



                  SIGNATURE PAGE TO CLEARCOMMERCE CORPORATION
            THIRD AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

SERIES C PURCHASERS

                              AUSTIN VENTURES V, L.P.


                              By:  AV Partners V, L.P.,
                                   its General Partner


                              By:  _______________________________________

                              Name: ______________________________________

                              Title:  General Partner


                              AUSTIN VENTURES V AFFILIATES FUND,
                              L.P.


                              By:  AV Partners V, L.P.,
                                   its General Partner


                              By:  _______________________________________

                              Name: ______________________________________

                              Title:  General Partner

                              AUSTIN VENTURES VII, L.P.

                              By:  AV Partners VII, L.P.,
                                   its General Partner

                              By:  _______________________________________

                              Name: ______________________________________

                              Title: General Partner


                  SIGNATURE PAGE TO CLEARCOMMERCE CORPORATION
            THIRD AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              FINANCIAL TECHNOLOGY (Q) VENTURES,
                              L.P., a Delaware Limited Partnership

                              By: ________________________________________

                              Print Name: ________________________________

                              Title:______________________________________

                              By:  FINANCIAL TECHNOLOGY
                                   MANAGEMENT, L.L.C., a Delaware
                                   Limited Liability Company

                              By: ________________________________________
                                   Richard Garman, Managing Member

                              FINANCIAL TECHNOLOGY VENTURES, L.P.,
                              a Delaware Limited Partnership

                              By: ________________________________________

                              Print Name: ________________________________

                              Title:______________________________________

                              By:  FINANCIAL TECHNOLOGY
                                   MANAGEMENT, L.L.C., a Delaware
                                   Limited Liability Company

                              By: ________________________________________
                                   Richard Garman, Managing Member



                  SIGNATURE PAGE TO CLEARCOMMERCE CORPORATION
            THIRD AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              HEWLETT-PACKARD COMPANY

                              By: _______________________________

                              Print Name: _______________________

                              Title: ____________________________



                  SIGNATURE PAGE TO CLEARCOMMERCE CORPORATION
            THIRD AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              INTERNET CAPITAL GROUP, INC.


                              By: _____________________________

                              Name:  Kenneth A. Fox

                              Title: __________________________



                  SIGNATURE PAGE TO CLEARCOMMERCE CORPORATION
            THIRD AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              VOYAGER CAPITAL FUND I, L.P.


                              By: _______________________________

                              Name: _____________________________

                              Title: ____________________________



                              VOYAGER CAPITAL FOUNDERS FUND I, L.P.


                              By: _______________________________

                              Name: _____________________________

                              Title: ____________________________


                  SIGNATURE PAGE TO CLEARCOMMERCE CORPORATION
            THIRD AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              NEW ENTERPRISE ASSOCIATES VIII,
                              LIMITED PARTNERSHIP

                              By:  NEA Partners VIII, Limited Partnership
                                   its General Partner

                              By:  _________________________________________

                              Name:_________________________________________

                              Title: _______________________________________




                  SIGNATURE PAGE TO CLEARCOMMERCE CORPORATION
            THIRD AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              INTEL CORPORATION



                              By:  ________________________________________

                              Print Name: _________________________________

                              Title: ______________________________________



                  SIGNATURE PAGE TO CLEARCOMMERCE CORPORATION
            THIRD AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              MIDDLEFIELD VENTURES, INC.


                              By: _______________________________

                              Print Name: _______________________

                              Title: ____________________________



                  SIGNATURE PAGE TO CLEARCOMMERCE CORPORATION
            THIRD AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              BURTZLOFF FAMILY TRUST



                              By: ______________________________

                              Name: ____________________________

                              Title: ___________________________



                  SIGNATURE PAGE TO CLEARCOMMERCE CORPORATION
            THIRD AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              WS INVESTMENT COMPANY 99B



                              By: ____________________________________
                                       General Partner



                              ________________________________________
                              R.C. Estes

                              ________________________________________
                              Robert Lynch

                              ________________________________________
                              Elizabeth Hudson

                              ________________________________________
                              Jimmy Treybig



                  SIGNATURE PAGE TO CLEARCOMMERCE CORPORATION
            THIRD AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              ________________________________________
                              Alan Scutt

                              ________________________________________
                              Steve Atherton

                              ________________________________________
                              Arthur Cinnader, Jr.

                              ________________________________________
                              Bill Powar

                              ________________________________________
                              Tom Kippola



                  SIGNATURE PAGE TO CLEARCOMMERCE CORPORATION
            THIRD AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              ________________________________________
                              Patrick Bultema

                              ________________________________________
                              Janet Wynn

                              ________________________________________
                              Jack Chapman

                              ________________________________________
                              John Elliott

                              ________________________________________
                              Paul Bauersfeld



                  SIGNATURE PAGE TO CLEARCOMMERCE CORPORATION
            THIRD AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              ________________________________________
                              Lauren Freedman

                              ________________________________________
                              Janie Rakich

                              ________________________________________
                              Robert E. Kornblum

                              ________________________________________
                              Julie Fergerson

                              ________________________________________
                              Scott Claver



                  SIGNATURE PAGE TO CLEARCOMMERCE CORPORATION
            THIRD AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                  SCHEDULE A

                              Series C Purchasers

                                                  Number of Shares    Purchase Price
Investor                                              Purchased         of Shares
--------                                          ----------------    --------------
Austin Ventures V, L.P.                                230,674        $ 1,630,865.18
114 West 7/th/ Street, Suite 1300
Austin, TX  78701
                                                        11,691        $    82,655.37
Austin Ventures V Affiliates Fund, L.P.
114 West 7/th/ Street, Suite 1300
Austin, TX  78701

Austin Ventures VII, L.P.                            1,368,235        $ 9,673,421.45
114 West 7/th/ Street, Suite 1300
Austin, TX  78701

Internet Capital Group, Inc.                           265,698        $ 1,878,484.86
44 Montgomery Street, Suite 3705
San Francisco, CA  94104

Voyager Capital Fund I, L.P.                           304,354        $ 2,151,782.78
800 Fifth Avenue, Suite 4100
Seattle, WA  98104

Voyager Capital Founders Fund I, L.P.                   16,525        $   116,831.75
800 Fifth Avenue, Suite 4100
Seattle, WA  98104

New Enterprise Associates VIII,                        819,843        $ 5,796,290.01
  Limited Partnership
2490 Sand Hill Road
Menlo Park, CA  94025

[TO COME]

Investor
--------
Michael S. Grajeda                                   1,667            $    11,785.69
c/o ClearCommerce Corporation
11500 Metric Boulevard, Suite 300
Austin, TX  78758

Intel Corporation
2200 Mission College Blvd.                         212,056            $ 1,499,235.92
Santa Clara, CA  95052

Middlefield Ventures, Inc.                          59,072            $   417,639.04
c/o Intel Corporation
2200 Mission College Blvd.
Santa Clara, CA  95052

R.C. Estes                                          54,076            $   362,323.36
c/o ClearCommerce Corporation
11500 Metric Boulevard, Suite 300
Austin, TX  78758

Robert Lynch                                        70,892            $   501,206.44
c/o ClearCommerce Corporation
11500 Metric Boulevard, Suite 300
Austin, TX  78758

Steve Atherton                                      35,360            $   249,995.20
8106 Crabtree Cove
Austin, TX 78750

Elizabeth Hudson                                     1,000            $     7,070.00
P.O. Box 96
Benicia, CA 94510-0096

Burtzloff Family Trust                              12,200            $    86,254.00
26775 Malibu Hills Road
Agoura Hills, CA  91301

Caesar Berger                                        6,778            $    47,920.46
26775 Malibu Hills Road
Agoura Hills, CA  91301

Jimmy Treybig                                       21,335            $   150,838.45
10915 Bee Caves Road
Austin, TX 78733

WS Investment Company 99B                            3,536            $    24,999.52
650 Page Mill Road
Palo Alto, CA 94304

Investor
--------
Alan Scutt
24 Cedar Drive                                     1,414              $     9,996.98
Fetchum, Surrey
KT 22 9ET UK

Arthur Cinnader, Jr.                               3,536              $    24,999.52
18 East 81/st/, Apt. 4B
New York, NY 10028

William L. Powar                                   8,400              $    59,388.00
Venture Architecture
125 California Avenue
Suite D200
Palo Alto, CA 94306

Tom Kippola                                        8,400              $    59,388.00
The Chasm Group
411 Borel Avenue
Suite 500
San Mateo, CA 94402-3520

Patrick Bultema                                    2,828              $    19,993.96
17960 New London Road
Monument, CO 80132-1704

Jack Chapman                                       3,536              $    24,999.52
1 St. Mary Close
Redbourn, Herts
UK AL3 7DD

Scott Claver                                         867              $     6,129.69
9508 Bell Mountain Drive
Austin, TX  78730

John Elliott                                       5,002              $    35,364.14
22 Pelican Isle
Ft. Lauderdale, FL 33301-1522

Investor
--------
Paul Bauersfeld                                       2,501           $    17,682.07
28 28/th/ St., 10/th/ Fl.
New York, NY 10016

Lauren Freedman                                         500           $     3,535.00
308 W. Erie, Suite 710
Chicago, IL 60610

Janie Rakich                                          2,121           $    14,995.47
P.O. Box 2124
El Granada, CA 94018

Robert E. Kornblum                                    1,414           $     9,996.98
114 W. 7/th/ St., Suite 1300
Austin, TX 78701

Julie Fergerson                                         543           $     3,839.01
11500 Metric Blvd., Suite 300
Austin, TX 78758

Financial Technology Ventures, L.P.                  15,149           $    81,000.99
601 California Street
22/nd/ Floor
San Francisco, CA  94108

Financial Technology (Q) Ventures, L.P.             409,179           $ 2,892,895.53
601 California Street
22/nd/ Floor
San Francisco, CA  94108

Hewlett-Packard Company                             282,885           $ 1,999,996.95
3000 Hanover Street
Palo Alto, California 94304
Attn: General Counsel

TOTAL:                                            4,243,267           $29,999,897.69

**   Notices should be sent to the following parties:

To either Middlefield Ventures, Inc. or Intel Corporation, as appropriate.

2200 Mission College  Blvd.
Santa Clara, CA  95052
Attn.:  M&A Portfolio Manager M/S RN6 46
Fax Number:  (408) 765-6038

With copies to:

Intel Corporation
2200 Mission College  Blvd.
Santa Clara, CA  95052
     Attn:  General Counsel
     Fax Number:  (408) 765-1859

and

Gibson, Dunn & Crutcher LLP
One Montgomery Street
Telesis Tower, 26/th/ and 31/st/ Floors
San Francisco, CA  94104
     Attn:  Lisa A. Fontenot
     Fax Number:  (415) 986-5309

                                  SCHEDULE B

                             Schedule of Founders

R.C. Estes
1781 Spyglass, #306
Austin, Texas 78758

Julie Fergerson
10314 Stubble Quail Dr.
Austin, Texas 78758

Bill Fergerson
10314 Stubble Quail Dr.
Austin, Texas 78758

                                  SCHEDULE C

                        Schedule of Consenting Holders

Voyager Capital Fund I, L.P.
800 Fifth Avenue, Suite 4100
Seattle, Washington 98104

Voyager Capital Founders Fund, L.P.
800 Fifth Avenue, Suite 4100
Seattle, Washington 98104

New Enterprise Associates VIII, Limited Partnership
2490 Sand Hill Road
Menlo Park, California 94025

NEA Presidents Fund, L.P.
2490 Sand Hill Road
Menlo Park, California 94025

NEA Ventures 1999, Limited Partnership
2490 Sand Hill Road
Menlo Park, California 94025

Austin Ventures V, L.P.
114 West 7th Street, Suite 1300
Austin, Texas  78701

Austin Ventures V Affiliates Fund, L.P.
114 West 7th Street, Suite 1300
Austin, Texas  78701

Internet Capital Group, LLC
44 Montgomery Street, Suite 3705
San Francisco, California 94104

Julie Fergerson
10314 Stubble Quail Dr.
Austin, Texas 78758

R.C. Estes
1781 Spyglass, #306
Austin, Texas 78746

Jimmy Treybig
10915 Bee Caves Road
Austin, Texas 78733

Robert J. Lynch
5 Ehrlich Rd.
Austin, Texas 78746

Michael S. Grajeda
6509 Staghorn Cove
Austin, Texas 78759

Scott Claver
5806 Spanish Moss Ct.
Spring, Texas 77379

Johnny King
9805 Thinleaf
Austin, Texas 78759

Intel Corporation
2200 Mission College Blvd.
Santa Clara, California 95052

Burtzloff Family Trust
c/o Cardservice International
Attn:  Chuck Burtzloff
26775 Malibu Hills Road
Agoura Hills, CA  91301

Caesar Berger
c/o Cardservice International
26775 Malibu Hills Road
Agoura Hills, CA  91301

                                                                     EXHIBIT 4.4

               ADDENDUM TO CLEARCOMMERCE CORPORATION THIRD AMENDED
                    AND RESTATED INVESTORS' RIGHTS AGREEMENT

     Reference is made to the Third Amended and Restated Investors' Rights Agreement, dated as of December 31, 1999 (the "Agreement"), among ClearCommerce Corporation, a Delaware corporation (the "Company"), the Founders, the Series C Purchasers and the Consenting Holders named therein (capitalized terms used herein but not otherwise defined shall have the meanings given to such terms in the Agreement).

     The undersigned hereby agree that Cardservice International, Inc., a California corporation ("CSI") and The Burtzloff Family Trust (the "Trust") hereby become parties to the Agreement to enjoy the rights and benefits and to be bound by and to observe and perform all obligations, including the Market Stand-Off provisions of Section 2.14, of a "Series C Purchaser" under the Agreement with respect to the shares of Common Stock of the Company (the "Common Shares") acquired pursuant to that certain Common Stock Purchase Agreement dated March 6, 2000 between the Company, CSI and the Trust; provided, however, that the Common Shares shall be Registrable Securities only for the purposes of section 2.3 and 2.12 of the Agreement.

     This Addendum will be attached to and become a part of the Agreement and will be binding upon and inure to the benefit of the Company, CSI, the Trust and each other party to the Agreement.



                                       CLEARCOMMERCE CORPORATION, a
                                       Delaware corporation

                                       By:
                                             -----------------------------------
                                             Michael S. Grajeda, Chief Financial
                                             Officer


                                       CARDSERVICE INTERNATIONAL, a California
                                       corporation

                                       By:
                                             -----------------------------------


                                       Name:
                                             -----------------------------------


                                       Title:
                                             -----------------------------------

                                        BURTZLOFF FAMILY TRUST

                                        By:
                                              ----------------------------------


                                        Name:
                                              ----------------------------------


                                        Title:
                                              ----------------------------------